                                                                    Exhibit 99.1
[NORTHERN BORDER PARTNERS, L.P.]
                                             News              13710 FNB Parkway
                                             Release        Omaha, NE 68154-5200

                                             For Further Information
                                             Contact:

                                             Media Contact:
                                             Beth Jensen
                                             (402) 492-3400

                                             Investor Contacts:
                                             Ellen Konsdorf
                                             Jan Pelzer
                                             (877) 208-7318


NORTHERN BORDER PARTNERS, L.P.
REPORTS FOURTH QUARTER AND
YEAR END 2005 RESULTS


FOR IMMEDIATE RELEASE:  Wednesday, February 15, 2006

         OMAHA -- Northern Border Partners, L.P. (NYSE: NBP) today reported fourth quarter 2005 net income of $35.9 million or $0.72 per unit compared with net income of $40.1 million or $0.80 per unit for fourth quarter 2004. For the full year 2005, Northern Border Partners reported net income of $147.0 million, or $2.93 per unit, compared with $144.7 million, or $2.89 per unit for the same period in 2004. Cash flow as measured by earnings before interest, taxes, depreciation and amortization (EBITDA) was $94.0 million for fourth quarter 2005 down from $100.4 million in the fourth quarter of 2004. EBITDA for the full year 2005 was $372.0 million compared with $366.9 million for the same period one year ago. Distributable cash flow for 2005 was $191.4 million or $3.88 per unit compared to $203.8 million or $4.15 per unit in 2004.

       "Our 2005 earnings were slightly better than our previous expectations and were the highest in the history of Northern Border Partners," said Bill Cordes, chief executive officer of Northern Border Partners. "Our gathering and processing segment continues to perform well, reporting record net income for the year, due primarily to higher prices and higher volumes in the Williston Basin for natural gas and natural gas liquids. The interstate natural gas pipeline segment's earnings were better than our earlier expectations, but they are lower than last year due to unsold capacity and capacity sold at a discount on Northern Border Pipeline."

FOURTH QUARTER 2005 HIGHLIGHTS

     Fourth quarter 2005 results compared to 2004 included:

     o Increased operating margin of $8.0 million from the Partnership's gathering and processing operations in the Williston Basin. Gathered and processed volumes increased by 12 percent and the average price realized for natural gas increased by 19 percent while the average price realized for natural gas liquids increased by 37 percent.

     o Operating and maintenance expenses increased by $9.9 million primarily as a result of reversals of prior accruals related to Enron Corp. which reduced 2004 expenses.

FULL YEAR 2005 HIGHLIGHTS

     Comparison of full-year 2005 vs. 2004 included:

     o Operating revenue from interstate pipelines was lower on a year over year basis. An increase in revenue of $9.4 million on Northern Border Pipeline as the result of the sale of its bankruptcy claims against Enron was offset by lower operating revenue on the pipeline of $16.2 million related to uncontracted and discounted capacity.

     o Increased operating margins of $30.2 million from the Partnership's gathering and processing operations due primarily to higher prices and higher volumes in the Williston Basin for natural gas and natural gas liquids. This was partially offset by lower volumes gathered and gathering rates in the Powder River.

     o Equity earnings from investments increased 38 percent to $24.8 million in 2005 from $18.0 million in 2004 due to the settlement of our preferred A shares with Bighorn Gas Gathering and improved results from our gathering and processing joint ventures interests.

     o Operations and maintenance expenses for Northern Border Partners were higher on a year over year basis. In 2004, operations and maintenance expense was lower as a result of reversals of prior years' accruals for Enron-related items totaling $11.1 million. In addition, 2004 operations and maintenance expense was reduced by a $3.3 million gain on the sale of non-strategic assets in the Powder River Basin.

INTERSTATE NATURAL GAS PIPELINE SEGMENT

     The interstate natural gas pipeline segment contributed net income of $123.6 million for full year 2005, compared with $134.6 million in 2004.

     Operating revenue for the segment includes a decrease at Northern Border Pipeline of $2.7 million in fourth quarter 2005 and $16.8 million for the full year, related primarily to capacity on the pipeline that went unsold or was sold at discounted rates. The full year 2005 reduction was partially offset by a $9.4 million recovery from the sale of the pipeline's bankruptcy claims against Enron and Enron North America in the third quarter.

     Average daily throughput for the interstate natural gas pipeline segment was essentially flat year over year at 3,204 million cubic feet per day (mmcfd) in 2005 compared with 3,166 mmcfd in 2004, including a fourth quarter decline for Northern Border Pipeline and a fourth quarter increase for Midwestern Gas Transmission.

     As shown in the table below, Northern Border Pipeline's average daily contracted firm capacity for 2005 declined by 4 percent from 2004. The pipeline's weighted average system rate for firm demand for 2005 was $0.371 per mcf, 1 percent below the 2004 average rate of $0.376 per mcf. Changes in both the average system rate and the average contracted capacity resulted from reduced demand for pipeline capacity and tighter natural gas market price spreads between Alberta, Canada and the U. S. Midwest in the shoulder months. In addition, Northern Border Pipeline rates are based on the distance of the transportation path. As a result, the weighted average system rate varies due to changing transportation paths as well as discounting activity.

NORTHERN BORDER PIPELINE COMPANY
TOTAL SYSTEM REVENUE SUMMARY

                                               FOURTH QUARTER                   FULL YEAR
                                            ---------------------        -----------------------
                                             2005           2004           2005           2004
------------------------------------------------------------------------------------------------
PERCENT CONTRACTED(1)                        101%           100%            97%           101%
WEIGHTED AVERAGE SYSTEM RATE ($/MCF)        $0.369         $0.375        $0.371(2)       $0.376
TOTAL REVENUE (MILLIONS)                    $80.0          $82.7         $312.3(2)       $329.1

     1. Daily average contracted capacity compared to a design capacity of 2,374 mmcfd.

     2. Amounts exclude revenue from sale of Enron bankruptcy claims.


NATURAL GAS GATHERING AND PROCESSING SEGMENT

     Net income from the natural gas gathering and processing segment was $16.6 million in the fourth quarter 2005 compared to $11.8 million in fourth quarter 2004. Full year net income was $67.6 million, an increase of 52 percent or $23.1 million over 2004. The Bear Paw/Crestone midstream assets have experienced four consecutive years of growth since their purchase by Northern Border Partners.

     The primary differences between the periods for the segment were:

     o Gathering and processing volumes in the Williston Basin were 64 mmcfd in 2005 compared with 55 mmcfd in 2004, a 16 percent increase, primarily attributable to additional well connects. Bear Paw's Williston Basin operations connected 114 wells during 2005, which set a well-connect record in the basin for Bear Paw since the Partnership purchased this entity in 2001.

     o Prices realized for natural gas and natural gas liquids increased. Natural gas prices increased 44 percent from $4.76 per million British thermal units (mmBtu) in 2004 to $6.87 per mmBtu in 2005, net of hedging. The average price received for natural gas liquids climbed 70 percent, from $0.53 per gallon in 2004 to $0.92 per gallon in 2005, net of hedging.

     o Volumes on the Partnership's wholly-owned gathering systems in the Powder River Basin declined by approximately 9 percent, from approximately 206 mmcfd in 2004 to approximately 187 mmcfd in 2005, due to system production declines and diversion of a producer's volume to its own gathering system.

     o Equity earnings increased by $6.1 million due to increased volumes and transportation rates from our joint venture pipelines, as well as an increase of $2.7 million over 2004, as a result of a settlement of Preferred A shares in Bighorn Gas Gathering.

COAL SLURRY PIPELINE SEGMENT

     On December 31, 2005, Black Mesa Pipeline's transportation contract with the coal supplier of the Mohave Generating Station expired and our coal slurry pipeline operations were temporarily shut down as expected. We incurred temporary shut down costs of $0.7 million in the fourth quarter which were reflected in the segment's operation and maintenance expense. Net income for the coal slurry pipeline segment was $3.9 million for full year 2005, up $0.8 million due to an adjustment in depreciation rates.

BUSINESS OUTLOOK

INTERSTATE NATURAL GAS PIPELINE SEGMENT

     o We anticipate that 2006 demand for Northern Border Pipeline's transportation capacity will be similar to 2005 demand based on our expectations of Canadian natural gas supply and demand for natural gas in the Midwestern U. S. However, the level of discounting in 2006 may vary from 2005 depending upon current market conditions.

NORTHERN BORDER PIPELINE COMPANY
TOTAL SYSTEM REVENUE FORECAST
(YEARS ENDED DECEMBER 31)

                                         2004        2005                 2006
                                        ------------------------------------------
                                        ACTUAL      ACTUAL              FORECAST
----------------------------------------------------------------------------------
PERCENT CURRENTLY CONTRACTED(1)          101%        97%                   73%
PERCENT EXPECTED TO BE CONTRACTED         N/A        N/A               97% - 101%
WEIGHTED AVERAGE SYSTEM RATE ($/MCF)    $0.376     $0.371(2)        $0.350- $0.380
TOTAL REVENUE (MILLIONS)                 $329       $312(2)           $305 - $320

          1. Daily average contracted capacity compared to design capacity of 2,374 mmcfd.

          2.   Amounts exclude revenue from sale of Enron bankruptcy claims.


     o On November 1, 2005 as required by the provisions of the settlement of Northern Border Pipeline's 1999 rate case, the pipeline filed a new rate case with the Federal Energy Regulatory Commission (FERC). In December 2005, the FERC issued an order that identified the issues raised in the proceeding and accepted the proposed rates but suspended their effectiveness until May 1, 2006, at which time the new rates will be collected subject to refund until final resolution of the rate case. A procedural schedule was established setting a hearing commencement date of October 4, 2006. An initial decision is scheduled for February 2007, unless resolved earlier with a settlement between FERC staff, Northern Border Pipeline and a majority of the customers and subsequently approved by the Commission. In the meantime, increased revenues from the new rates will be reserved, thereby resulting in minimal impact to Northern Border Pipeline's financial results.

     o Northern Border Pipeline's Chicago III Expansion Project is expected to go into service in April 2006. The Chicago III Expansion Project will increase Northern Border Pipeline's transportation capacity 130 mmcfd to 974 mmcfd from Harper, Iowa to the Chicago market area. Midwestern Gas Transmission's Eastern Extension Project's application for a certificate of public convenience and necessity from the FERC is pending. Since the certificate has not yet been received, the proposed in-service date of November 2006 may be delayed. The Eastern Extension Project will extend Midwestern Gas Transmission's transportation service 31 miles into Tennessee.

     o On February 7, 2006, Guardian Pipeline, L.L.C. announced that it had signed precedent agreements with two major Wisconsin utility companies for an expansion of its existing pipeline system in eastern Wisconsin. The proposed project will expand and extend Guardian 106 miles from its current terminus near Ixonia to the Green Bay area. The expansion will bring an additional 537,200 dekatherms per day of capacity to the area. Capital costs are estimated to range between $200 million and $250 million and pending all necessary approvals, construction could begin in early 2008. Viking Gas Transmission Company, a subsidiary of Northern Border Partners, owns a one-third interest in Guardian.

NATURAL GAS GATHERING AND PROCESSING SEGMENT

     o Bear Paw Energy receives a significant portion of its revenue from the sale of commodities in exchange for gathering and processing services. Therefore, the segment's results are exposed to market risk due to its sensitivity to natural gas and natural gas liquids prices. Bear Paw Energy utilizes financial instruments to hedge commodity price risk. For 2006, approximately 47 percent and 24 percent of its projected equity natural gas and natural gas liquids volumes, respectively, are hedged.

     o Approximately $28 million of growth capital expenditures are anticipated for the segment in 2006. Williston Basin expansions and optimization projects are projected to be $15 million.

     o The Partnership expects continued strong commodity prices and additional volume growth in the Williston Basin in 2006.

     o For 2006, volumes through our 100 percent owned assets in the Powder River Basin are expected to continue to decline between 5 and 10 percent compared to 2005 averages. Volumes on the joint venture pipelines are expected to increase by approximately 5 percent above 2005 figures.

COAL SLURRY PIPELINE

     o As expected, on December 31, 2005, our coal slurry pipeline operations were temporarily shut down. Black Mesa Pipeline is working to resolve coal slurry transportation issues and interested parties continue to negotiate water and coal supply issues so that operations may resume at the Mohave Generating Station in the future. If these issues are resolved and the project receives a favorable Environmental Impact Statement in a timely manner, Black Mesa Pipeline would be reconstructed in 2008 and 2009 for a targeted in service date of 2010.

DISTRIBUTION DECLARATION

     On January 20, 2006, the Partnership Policy Committee declared the Partnership's quarterly cash distribution of $0.80 per unit for the fourth quarter of 2005. The indicated annual rate is $3.20. The distribution is payable February 14, 2006 to unitholders of record on January 31, 2006.

CONFERENCE CALL

     Northern Border Partners will host a conference call on Wednesday February 15, 2006 at 12:30 p.m. Eastern Time to review fourth quarter and full year 2005 results. This call may be accessed via the Partnership's website at http://www.northernborderpartners.com. The webcast will be available on the Partnerships' website through March 15, 2006. The call in number for the live conference call is 303-262-2050. An audio replay of the call will be available through March 15, 2006 by dialing, toll free in the United States and Canada, 800-405-2236 and entering passcode 11051430.

NON-GAAP FINANCIAL MEASURES

     The Partnership has disclosed in this press release EBITDA and DCF amounts that are non-GAAP financial measures. Management believes EBITDA and DCF provide useful information to investors as a measure of comparability to peer companies. However, these calculations may vary from company to company, so the Partnership's computations may not be comparable to those of other companies. DCF is not necessarily the same as available cash as defined in the Partnership Agreements. Management further uses EBITDA to compare the financial performance of its segments and to internally manage those business segments. The three and twelve months ended December 31, 2005 and 2004 reconciliations of EBITDA to net income and EBITDA to cash flow from operating activities, and computations of DCF are included in the financial information with this release. On a consolidated basis, EBITDA is reconciled to cash flow from operating activities determined under GAAP. For segment information of this press release, EBITDA is reconciled to net income rather than to cash flow from operating activities, since the Partnership does not determine segment cash flow from operating activities due to its intercompany cash management activity.

FORWARD-LOOKING STATEMENT

This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Northern Border Partners believes that its expectations regarding future events are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include:

INTERSTATE NATURAL GAS PIPELINE SEGMENT:

     o the impact of unsold capacity on Northern Border Pipeline being greater or less than expected;

     o the ability to market pipeline capacity on favorable terms, which is affected by:

          o    future demand for and prices of natural gas;

          o competitive conditions in the overall natural gas and electricity markets;

          o availability of supplies of Canadian and United States natural gas;

          o    availability of additional storage capacity; weather conditions;
               and

          o competitive developments by Canadian and U.S. natural gas transmission peers;

     o final orders by the FERC which adversely impact the requested changes in Northern Border Pipeline's November 2005 rate case;

     o    performance of contractual obligations by the shippers;

     o political and regulatory developments that impact FERC, proceedings involving interstate pipelines and the interstate pipelines' success in sustaining their positions in such proceedings;

     o the ability to recover operating costs, costs of property, plant and equipment and regulatory assets in our rates;

     o timely receipt of approval by FERC for construction and operation of the Midwestern Gas Transmission Eastern Extension Project and required regulatory clearances; our ability to acquire all necessary rights-of-way and obtain agreements for interconnects in a timely manner; our ability to promptly obtain all necessary materials and supplies required for construction.

NATURAL GAS GATHERING AND PROCESSING SEGMENT:

     o the rate of development, well performance, gas quality, and competitive conditions in gas fields near our natural gas gathering systems in the Powder River and Williston Basins and our investments in the Powder River and Wind River Basins;

     o    prices of natural gas and natural gas liquids;

     o the composition and quality of the natural gas we gather and process in our plants;

     o the impact on drilling and production by factors beyond our control, including the demand for natural gas and refinery grade crude oil ; producers' desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport natural gas, crude oil and natural gas liquids from the producing areas and our facilities;

     o the efficiency of our plants in processing natural gas and extracting natural gas liquids.

COAL SLURRY PIPELINE SEGMENT:

     o renewal of the coal slurry pipeline transportation contract under reasonable terms;

     o    the impact of a potential impairment charge.

GENERAL:

     o developments in the December 2, 2001, filing by Enron of a voluntary petition for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code affecting our settled claims;

     o    regulatory actions and receipt of expected regulatory clearances;

     o    actions by rating agencies;

     o    the ability to control operating costs;

     o conditions in the capital markets and the ability to access the capital markets;

     o the risk inherent in the use of information systems in our business, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting; and

     o acts of nature, sabotage, terrorism or other similar acts causing damage to our facilities or our suppliers' or shippers' facilities.

     Northern Border Partners, L.P. is a publicly traded partnership whose purpose is to own, operate and acquire a diversified portfolio of energy assets. The Partnership owns and manages natural gas pipelines and is engaged in the gathering and processing of natural gas. More information may be found at http://www.northernborderpartners.com.


                                   ##########

                         NORTHERN BORDER PARTNERS, L.P.

                              FINANCIAL HIGHLIGHTS
                (Unaudited: In Millions Except Per Unit Amounts)


                                              FOURTH QUARTER                 YEAR TO DATE
                                            2005           2004           2005           2004
                                         ----------     ----------     ----------     ----------
Operating Revenue                        $    185.7     $    156.8     $    678.6     $    590.4
Net Income                               $     35.9     $     40.1     $    147.0     $    144.7
Per Unit Net Income                      $     0.72     $     0.80     $     2.93     $     2.89
Cash Flows From Operating Activities     $     64.7     $     52.7     $    267.4     $    244.6
EBITDA (1)                               $     94.0     $    100.4     $    372.0     $    366.9
Distributable Cash Flow                  $     43.0     $     54.3     $    191.4     $    203.8
Distributable Cash Flow Per Unit         $     0.87     $     1.11     $     3.88     $     4.15


                        CONSOLIDATED STATEMENT OF INCOME
                (Unaudited: In Millions Except Per Unit Amounts)


                                                                FOURTH QUARTER                  YEAR TO DATE
                                                             2005            2004           2005             2004
                                                          ----------      ----------      ----------      ----------
Operating Revenue                                         $    185.7      $    156.8      $    678.6      $    590.4
                                                          ----------      ----------      ----------      ----------
Operating Expenses
         Product Purchases                                      54.0            32.2           167.3           103.2
         Operations and Maintenance                             34.5            24.6           129.9           111.2
         Depreciation and Amortization                          22.8            22.3            86.0            86.4
         Taxes Other Than Income                                 9.5             8.8            38.6            36.2
                                                          ----------      ----------      ----------      ----------
         Total Operating Expenses                              120.8            87.9           421.8           337.0
                                                          ----------      ----------      ----------      ----------

Operating Income                                                64.9            68.9           256.8           253.4

Interest Expense, Net                                          (22.3)          (20.6)          (86.9)          (77.0)
Other Income (Expense), Net                                      0.6             0.2             3.3             1.6
Equity Earnings from Investments                                 5.5             4.1            24.8            18.0
Minority Interest                                              (11.0)          (13.8)          (45.7)          (50.0)
                                                          ----------      ----------      ----------      ----------
Income From Continuing Operations Before Income Taxes           37.7            38.8           152.3           146.0
Income Taxes                                                     2.0             1.0             5.8             5.1
                                                          ----------      ----------      ----------      ----------
Income From Continuing Operations                               35.7            37.8           146.5           140.9
Discontinued Operations, net of tax                              0.2             2.3             0.5             3.8
                                                          ----------      ----------      ----------      ----------
Net Income                                                $     35.9      $     40.1      $    147.0      $    144.7
                                                          ==========      ==========      ==========      ==========
Per Unit Income From Continuing Operations                $     0.71      $     0.76      $     2.92      $     2.81
                                                          ==========      ==========      ==========      ==========
Per Unit Net Income                                       $     0.72      $     0.80      $     2.93      $     2.89
                                                          ==========      ==========      ==========      ==========
Average Units Outstanding                                       46.4            46.4            46.4            46.4
                                                          ==========      ==========      ==========      ==========



FOOTNOTES TO FINANCIAL TABLES

(1) EBITDA is computed from net income plus minority interest; interest expense, net; income taxes; and depreciation and amortization less equity AFUDC.

(2) Management classifies expenditures that are expected to generate additional revenues or significant operating efficiency as growth capital expenditures and equity investments. Any remaining capital expenditures are classified as maintenance.

(3) Volume information presented in operating results includes 100% of the volumes for joint ventures and equity investments as well as for wholly-owned subsidiaries.

                         NORTHERN BORDER PARTNERS, L.P.

                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                (Unaudited: In Millions Except Per Unit Amounts)


RECONCILIATION OF EBITDA TO NET INCOME                                         FOURTH QUARTER                   YEAR TO DATE
                                                                            2005            2004            2005            2004
                                                                         ----------      ----------      ----------      ----------
EBITDA (1)                                                               $     94.0      $    100.4      $    372.0      $    366.9
         Minority Interest                                                    (11.0)          (13.8)          (45.7)          (50.0)
         Interest Expense, Net                                                (22.3)          (20.6)          (86.9)          (77.0)
         Depreciation and Amortization (including amounts in Other
             Income, Net and Discontinued Operations)                         (23.1)          (22.5)          (86.4)          (87.2)
         Income taxes (including amounts in Discontinued Operations)           (2.0)           (3.4)           (6.5)           (8.1)
         Equity AFUDC (included in Other Income, Net)                           0.3             0.0             0.5             0.1
                                                                         ----------      ----------      ----------      ----------
Net Income                                                               $     35.9      $     40.1      $    147.0      $    144.7
                                                                         ==========      ==========      ==========      ==========

RECONCILIATION OF EBITDA TO CASH FLOWS FROM OPERATING ACTIVITIES

EBITDA (1)                                                               $     94.0      $    100.4      $    372.0      $    366.9
         Interest Expense, Net                                                (22.3)          (20.6)          (86.9)          (77.0)
         Changes in Current Assets and Liabilities                             (1.9)          (21.8)            3.7           (19.3)
         Equity Earnings from Investments                                      (5.5)           (4.1)          (24.8)          (18.0)
         Distributions Received from Equity Investments                         4.4             3.4            16.5            12.5
         Changes in Reserves and Deferred Credits                               0.1             0.4            (0.3)           (2.7)
         Gain on Sale of Assets                                                 0.0            (3.2)            0.0            (6.6)
         Other                                                                 (4.1)           (1.8)          (12.8)          (11.2)
                                                                         ----------      ----------      ----------      ----------
Cash Flows From Operating Activities                                     $     64.7      $     52.7      $    267.4      $    244.6
                                                                         ==========      ==========      ==========      ==========

RECONCILIATION OF EBITDA TO DISTRIBUTABLE CASH FLOW

EBITDA (1)                                                               $     94.0      $    100.4      $    372.0      $    366.9
         Interest Expense, Net                                                (22.3)          (20.6)          (86.9)          (77.0)
         Maintenance Capital                                                  (10.5)           (8.2)          (29.4)          (21.0)
         Distributions to Minority Interest                                   (17.1)          (14.9)          (60.9)          (61.7)
         Other                                                                 (1.1)           (2.4)           (3.4)           (3.4)
                                                                         ----------      ----------      ----------      ----------
Distributable Cash Flow                                                  $     43.0      $     54.3      $    191.4      $    203.8
                                                                         ==========      ==========      ==========      ==========

Distributable Cash Flow Per Unit                                         $     0.87      $     1.11      $     3.88      $     4.15
                                                                         ==========      ==========      ==========      ==========

                         NORTHERN BORDER PARTNERS, L.P.

                           OTHER FINANCIAL INFORMATION
                            (Unaudited: In Millions)


                                                           DECEMBER 31,         DECEMBER 31,
                                                               2005                 2004
                                                          ---------------      ---------------
SUMMARY BALANCE SHEET DATA
Total assets by segment:
         Interstate Natural Gas Pipeline                  $       1,889.0      $       1,904.7
         Natural Gas Gathering and Processing                       590.5                570.1
         Coal Slurry Pipeline                                        16.4                 18.3
         Other (assets not allocated to segments)                    28.0                 21.6
                                                          ---------------      ---------------
              Total consolidated assets                   $       2,523.9      $       2,514.7
                                                          ===============      ===============

Consolidated capitalization:
         Long-term debt, including current maturities     $       1,355.0      $       1,330.4
         Partners' capital                                          767.6                780.2
         Minority interests in partners' equity                     274.5                290.1
         Accumulated other comprehensive income                      (2.0)                 9.2
                                                          ---------------      ---------------
             Total capitalization                                 2,395.1              2,409.9

Consolidated other current liabilities and
  reserves and deferred credits                                     128.8                104.8
                                                          ---------------      ---------------

             Total liabilities and capitalization         $       2,523.9      $       2,514.7
                                                          ===============      ===============



                                                                    FOURTH QUARTER                          YEAR TO DATE
                                                               2005                2004               2005                2004
                                                         ---------------     ---------------     ---------------     ---------------
CAPITAL EXPENDITURES AND EQUITY INVESTMENTS (2)
         Maintenance -
             Interstate Natural Gas Pipeline             $           8.9     $           6.8     $          23.4     $          15.9
             Natural Gas Gathering and Processing                    0.8                 1.4                 2.3                 3.4
             Coal Slurry Pipeline                                    0.0                 0.0                 0.0                 1.6
             Other                                                   0.8                 0.0                 3.7                 0.1
                                                         ---------------     ---------------     ---------------     ---------------
                                                                    10.5                 8.2                29.4                21.0
                                                         ---------------     ---------------     ---------------     ---------------
         Growth -
             Interstate Natural Gas Pipeline                         8.1                 0.2                16.3                 0.3
             Natural Gas Gathering and Processing                    3.4                17.1                22.8                22.1
             Coal Slurry Pipeline                                    0.0                 0.0                 0.0                 0.0
                                                         ---------------     ---------------     ---------------     ---------------
                                                                    11.5                17.3                39.1                22.4
                                                         ---------------     ---------------     ---------------     ---------------

         Total                                           $          22.0     $          25.5     $          68.5     $          43.4
                                                         ===============     ===============     ===============     ===============

                         NORTHERN BORDER PARTNERS, L.P.

                           SUMMARY SEGMENT INFORMATION
                                   (Unaudited)


                                                                       FOURTH QUARTER                       YEAR TO DATE
                                                                   2005             2004               2005              2004
                                                               ------------      ------------      ------------      ------------
INTERSTATE NATURAL GAS PIPELINE SEGMENT

Operating Results (3):
         Gas Delivered (mmcf)                                       284,958           283,129         1,141,902         1,130,634
         Average Throughput (mmcfd)                                   3,166             3,159             3,204             3,166

Financial Results  (In Millions):
Operating Revenue                                              $       96.3      $       96.5      $      378.7      $      383.6
                                                               ------------      ------------      ------------      ------------
Operating Expenses
         Operations and Maintenance                                    16.5               9.2              62.0              52.7
         Depreciation and Amortization                                 17.3              17.1              67.2              67.1
         Taxes Other Than Income                                        9.0               7.9              35.3              32.8
                                                               ------------      ------------      ------------      ------------
         Total Operating Expenses                                      42.8              34.2             164.5             152.6
                                                               ------------      ------------      ------------      ------------

Operating Income                                                       53.5              62.3             214.2             231.0

Interest Expense, Net                                                 (11.3)            (11.8)            (45.0)            (43.9)
Other Income, Net                                                       0.3               0.3               2.3               0.7
Equity Earnings from Investments                                        1.1               0.6               2.3               1.6
                                                               ------------      ------------      ------------      ------------

Income Before Income Taxes                                             43.6              51.4             173.8             189.4
Income Taxes                                                            1.9               1.0               4.5               4.8
                                                               ------------      ------------      ------------      ------------

Net Income                                                             41.7              50.4             169.3             184.6
Net income to Minority Interest                                       (11.0)            (13.8)            (45.7)            (50.0)
                                                               ------------      ------------      ------------      ------------

Net Income to Northern Border Partners                         $       30.7      $       36.6      $      123.6      $      134.6
                                                               ============      ============      ============      ============

EBITDA (1)                                                     $       72.2      $       80.4      $      285.9      $      300.7
                                                               ============      ============      ============      ============
Distributions from Northern Border Pipeline:
   Paid to Northern Border Partners                            $       39.9      $       34.7      $      142.0      $      143.9
   Paid to Minority Interest                                   $       17.1      $       14.9      $       60.9      $       61.7
                                                               ------------      ------------      ------------      ------------
         Total Distributions                                   $       57.0      $       49.6      $      202.9      $      205.6
                                                               ============      ============      ============      ============


RECONCILIATION OF EBITDA TO NET INCOME

EBITDA (1)                                                     $       72.2      $       80.4      $      285.9      $      300.7
         Minority Interest                                            (11.0)            (13.8)            (45.7)            (50.0)
         Interest Expense, Net                                        (11.3)            (11.8)            (45.0)            (43.9)
         Depreciation and Amortization                                (17.6)            (17.2)            (67.6)            (67.5)
         Income taxes                                                  (1.9)             (1.0)             (4.5)             (4.8)
         Equity AFUDC (included in Other Income (Expense))              0.3               0.0               0.5               0.1
                                                               ------------      ------------      ------------      ------------
Net Income                                                     $       30.7      $       36.6      $      123.6      $      134.6
                                                               ============      ============      ============      ============

                         NORTHERN BORDER PARTNERS, L.P.

                           SUMMARY SEGMENT INFORMATION
                                   (Unaudited)


                                                         FOURTH QUARTER                   YEAR TO DATE
                                                      2005            2004            2005            2004
                                                   ----------      ----------      ----------      ----------
NATURAL GAS GATHERING AND PROCESSING SEGMENT

Operating Results (3):
         Volumes (mmcfd):
              Gathering                                 1,079           1,048           1,044           1,022
              Processing                                   65              58              64              55

Financial Results  (In Millions):
Operating Revenue                                  $     83.2      $     54.6      $    275.3      $    184.7
                                                   ----------      ----------      ----------      ----------
Operating Expenses
         Product Purchases                               54.0            32.2           167.3           103.2
         Operations and Maintenance                      12.4             9.6            44.9            35.9
         Depreciation and Amortization                    4.3             3.7            16.0            14.8
         Taxes Other Than Income                          0.4             0.7             2.4             2.5
                                                   ----------      ----------      ----------      ----------
         Total Operating Expenses                        71.1            46.2           230.6           156.4
                                                   ----------      ----------      ----------      ----------

Operating Income                                         12.1             8.4            44.7            28.3

Interest Expense, Net                                     0.0            (0.1)           (0.2)           (0.4)
Other Income (Expense)                                    0.1             0.0             0.6             0.2
Equity Earnings from Investments                          4.4             3.5            22.5            16.4
                                                   ----------      ----------      ----------      ----------

Income Before Income Taxes                               16.6            11.8            67.6            44.5
Income Taxes                                              0.0             0.0             0.0             0.0
                                                   ----------      ----------      ----------      ----------

Net Income                                         $     16.6      $     11.8      $     67.6      $     44.5
                                                   ==========      ==========      ==========      ==========

EBITDA (1)                                         $     20.9      $     15.6      $     83.8      $     59.7
                                                   ==========      ==========      ==========      ==========

Distributions Received from Equity Investments     $      4.4      $      3.4      $     16.5      $     12.5
                                                   ==========      ==========      ==========      ==========


RECONCILIATION OF EBITDA TO NET INCOME

EBITDA (1)                                         $     20.9      $     15.6      $     83.8      $     59.7
         Interest Expense, Net                            0.0            (0.1)           (0.2)           (0.4)
         Depreciation and Amortization                   (4.3)           (3.7)          (16.0)          (14.8)
         Income taxes                                     0.0             0.0             0.0             0.0
                                                   ----------      ----------      ----------      ----------
Net Income                                         $     16.6      $     11.8      $     67.6      $     44.5
                                                   ==========      ==========      ==========      ==========

                         NORTHERN BORDER PARTNERS, L.P.

                           SUMMARY SEGMENT INFORMATION
                                   (Unaudited)


                                                       FOURTH QUARTER                   YEAR TO DATE
                                                    2005            2004            2005            2004
                                                 ----------      ----------      ----------      ----------
COAL SLURRY PIPELINE SEGMENT

Operating Results:
         Tons of Coal Shipped (In Thousands)          1,027           1,306           4,561           4,652


Financial Results (In Millions):
Operating Revenue                                $      6.2      $      5.7      $     24.6      $     22.0
                                                 ----------      ----------      ----------      ----------
Operating Expenses
         Operations and Maintenance                     4.4             3.4            16.0            13.3
         Depreciation and Amortization                  1.1             1.5             2.6             4.5
         Taxes Other Than Income                        0.2             0.2             0.8             0.8
                                                 ----------      ----------      ----------      ----------
         Total Operating Expenses                       5.7             5.1            19.4            18.6
                                                 ----------      ----------      ----------      ----------

Operating Income                                        0.5             0.6             5.2             3.4

Other Income                                            0.0             0.0            (0.1)            0.0
                                                 ----------      ----------      ----------      ----------

Income Before Income Taxes                              0.5             0.6             5.1             3.4
Income Taxes                                            0.2             0.0             1.2             0.3
                                                 ----------      ----------      ----------      ----------

Net Income                                       $      0.3      $      0.6      $      3.9      $      3.1
                                                 ==========      ==========      ==========      ==========

EBITDA (1)                                       $      1.6      $      2.1      $      7.7      $      7.9
                                                 ==========      ==========      ==========      ==========


RECONCILIATION OF EBITDA TO NET INCOME

EBITDA (1)                                       $      1.6      $      2.1      $      7.7      $      7.9
         Depreciation and Amortization                 (1.1)           (1.5)           (2.6)           (4.5)
         Income taxes                                  (0.2)            0.0            (1.2)           (0.3)
                                                 ----------      ----------      ----------      ----------
Net Income                                       $      0.3      $      0.6      $      3.9      $      3.1
                                                 ==========      ==========      ==========      ==========